UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 13, 2010 (May 12, 2010)

CRIMSON EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices)

(713) 236-7400
(Registrant’s telephone number, including area code)

_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02Results of Operations and Financial Condition.

On May 12, 2010, Crimson Exploration Inc. issued a press release announcing financial and operational results for the first quarter ended March 31, 2010. The press release is included in this report as Exhibit 99.1.

The information contained in Exhibit 99.1 is incorporated herein by reference. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated May 12, 2010 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date:	May 13, 2010	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated May 12, 2010

EXHIBIT 99.1
Crimson Exploration Announces First Quarter 2010 Financial and Operational Results
HOUSTON, May 12, 2010 (BUSINESS WIRE) -- Crimson Exploration Inc. (NasdaqGM:CXPO) today announced financial and operational results for the first quarter of 2010.

Summary Financial Results

The Company reported net income of $0.2 million, or $0.01 per diluted share, for the first quarter of 2010 compared to net income of $5.0 million, or $0.46 per diluted share, for the first quarter of 2009.  Positively impacting each year were unrealized pre-tax gains of $5.4 million in 2010 and $9.6 million in 2009 related to the mark to market valuation of our commodity price and interest rate hedges. Fully diluted shares outstanding for the quarters were 38,653,645 and 10,856,219 for 2010 and 2009, respectively, an increase attributed to our public offering and preferred stock conversion in December 2009.

Revenues for the first quarter of 2010 were $22.5 million compared to revenue of $30.6 million in the prior year quarter, a decrease resulting from lower production, partially offset by an increase in realized commodity prices.

Production for the first quarter of 2010 was 2.8 Bcfe, or approximately 31,600 Mcfe per day, compared to production of 4.3 Bcfe, or approximately 47,900 Mcfe per day, in the first quarter of 2009.  The decrease in production was primarily due to natural field decline, limited capital expenditure activity in 2009 and the first quarter 2010, and the sale of our Southwest Louisiana properties in December 2009. The Southwest Louisiana properties contributed approximately 3,000 Mcfe per day of production during the first quarter of 2009.

Average realized sales prices, after the impact of realized hedging results, were $83.77 per barrel, $6.96 per Mcf, $46.25 per barrel and $7.90 per Mcfe for oil, natural gas, natural gas liquids and natural gas equivalents, respectively for the first quarter 2010.  For the first quarter of 2009, average realized sales prices were $77.18 per barrel, $6.71 per Mcf, $22.51 per barrel and $7.08 per Mcfe for oil, natural gas, natural gas liquids and natural gas equivalents, respectively.

Direct lease operating expenses for the first quarter of 2010 were $3.9 million, or $1.37 per Mcfe, compared to $5.4 million, or $1.27 per Mcfe, in the first quarter of 2009. The dollar decrease resulted from the implementation of cost reduction initiatives during 2009 and 2010 and the sale of the Southwest Louisiana properties in December 2009. Production and ad valorem tax expenses for the first quarter of 2010 were $1.7 million, or $0.60 per Mcfe, compared to $2.5 million, or $0.57 per Mcfe, for the first quarter of 2009. The decrease in production and ad valorem taxes was due to lower production in the first quarter of 2010 and the effect of the sale of the Southwest Louisiana properties, offset in part by higher sales prices.

Depreciation, Depletion and Amortization (“DD&A”) expense for the first quarter of 2010 was $10.4 million, or $3.66 per Mcfe, compared to $13.9 million, or $3.21 per Mcfe, for the first quarter of 2009, a decrease resulting from lower production and the sale of the Southwest Louisiana properties.

General and Administrative Expenses (“G&A”) were $4.9 million for the first quarter of 2010 compared to $5.2 million for the first quarter of 2009.  Included in G&A expense is a non-cash stock expense of $0.5 million and $1.0 million for the first quarters ended 2010 and 2009, respectively.

Drilling Activity

Southeast Texas – Liberty County

Crimson has reached total depth of 13,075 feet on its company-operated Catherine Henderson #A-7 (66% WI) development well in the Felicia Field in Liberty County and completion operations are currently underway. Log analysis indicates the Lower Cook Mountain Objective to be gas/condensate productive, encountering approximately 56 feet of net pay. The #A-7 well should be completed and on-line prior to June 1, 2010. The #A-7 well is in the same area as the previously announced Crimson Catherine Henderson #A-6, which has been on line since June 2008 and is currently producing approximately 5,800 MCF/d and 300 BC/d (gross). Crimson is currently evaluating future drilling locations in this immediate area.

The Crimson Schwarz #2 exploratory well (60% WI) spud on May 10, 2010 and is currently drilling towards a total depth of 15,400 feet. The Schwarz #2 is the re-drill of the previously announced Schwarz #1 ST, which encountered the objective Lower Cook Mountain Sands with excellent shows but was abandoned due to mechanical failure in the first quarter 2010. The Schwarz #2 is expected to reach total depth early third quarter 2010.

East Texas – San Augustine County

Crimson has reached total depth of 14, 073 feet in the pilot hole on its company-operated Grizzly #1 (55% WI) well in San Augustine County in East Texas. Open hole logs were run over the Mid-Bossier and Haynesville Shale objectives and operations are currently underway for a 4,500 foot lateral to a measured depth of approximately 18,600 feet. The Grizzly #1H is expected to reach total depth in the lateral in June 2010, with completion operations to immediately follow and first production in August 2010. Upon completion of drilling operations at Grizzly, Crimson will move the rig two miles to the west to its Gobi location.

The Halbert Trust #1 (non-op 29% WI) has spud and is currently drilling below 2,800 feet to a proposed total vertical depth of 13,700 feet. This well is located in the Fairway Farms Area approximately 5 miles east of the Grizzly #1 well.

South Texas – Eagle Ford Shale

Activity continues to increase in areas surrounding our acreage within the Eagle Ford play in Bee (1,120 net acres 40% WI), Zavala (4,320 net acres; 95% WI) and Karnes (750 net acres; 50% WI) counties.   Crimson is currently working with its partners to drill an Eagle Ford well in Q4 2010.

Selected Financial and Operating Data

The following table reflects certain comparative financial and operating data for the three month periods ending March 31, 2010 and 2009:

	Three Months Ended
	March 31,
	2010	2009	%
Total Volumes Sold:
Crude oil (barrels)	56,304	96,305	-42%
Natural gas (Mcf)	2,080,168	3,076,114	-32%
Natural gas liquids (barrels)	71,230	110,242	-35%
Natural gas equivalents (Mcfe)	2,845,372	4,315,396	-34%

Daily Sales Volumes:
Crude oil (barrels)	626	1,070	-42%
Natural gas (Mcf)	23,113	34,179	-32%
Natural gas liquids (barrels)	791	1,225	-35%
Natural gas equivalents (Mcfe)	31,615	47,949	-34%

Average sales prices (before hedging):
Oil	$76.64	$39.30	95%
Gas	5.24	4.75	10%
NGLs	46.25	22.51	105%
Mcfe	$6.50	$4.84	34%

Average sales prices (after hedging):
Oil	$83.77	$77.18	9%
Gas	6.96	6.71	4%
NGLs	46.25	22.51	105%
Mcfe	$7.90	$7.08	12%

Selected Costs ($ per Mcfe):
Lease operating expenses	$1.37	$1.27	8%
Production and ad valorem taxes	$0.60	$0.57	5%
Depreciation and depletion expense	$3.66	$3.21	14%
General and administrative expense (cash)	$1.55	$0.99	57%
Interest	$1.88	$1.01	86%

EBITDAX	$12,627,062	$18,549,718	-32%

Capital expenditures:
Property acquisition – proved	$—	$(482,166)
Leasehold acquisitions	1,545,371	2,597,982
Exploratory	552,820	(248,337
Development	3,170,546	8,935,449
Other	2,283	79,869
	$5,271,020	$10,882,797

Earnings per Common Share
Basic	$0.01	$0.66
Diluted	$0.01	$0.46

CRIMSON EXPLORATION INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current derivatives	$14,190,831	$9,937,697
Other current assets	13,063,028	14,773,246
Net property and equipment	388,020,220	393,127,727
Non-current derivatives	3,890,016	2,513,369
Other non-current assets	3,788,145	4,451,995

Total Assets	$422,952,240	$424,804,034

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$9,009	$19,014
Current derivatives	1,596,260	872,849
Other current liabilities	32,560,298	32,594,171
Long-term debt, net of current portion	190,767,878	192,749,751
Non-current derivatives	748,440	1,284,105
Other non-current liabilities	13,907,011	14,553,256
Total stockholders’ equity	183,363,344	182,730,888

Total Liabilities & Stockholders’ Equity	$422,952,240	$424,804,034

CRIMSON EXPLORATION INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	March 31,
	2010	2009

OPERATING REVENUES
Oil and gas sales	$22,484,587	$30,563,384
Operating overhead and other income	125,272	167,483
Total operating revenues	22,609,859	30,730,867

OPERATING EXPENSES
Lease operating expenses	3,882,851	5,451,753
Production and ad valorem taxes	1,702,864	2,474,742
Exploration expenses	495,837	729,978
Depreciation, depletion and amortization	10,423,552	13,851,886
General and administrative	4,909,320	5,218,289
Total operating expenses	21,414,424	27,726,648

INCOME FROM OPERATIONS	1,195,435	3,004,219

OTHER INCOME (EXPENSE)
Interest expense	(5,357,276)	(4,379,069)
Other financing costs	(728,103)	(301,111)
Unrealized gain on derivative instruments	5,442,034	9,566,957
Total other income (expense)	(643,345)	4,886,777

INCOME BEFORE INCOME TAXES	552,090	7,890,996

Income tax expense	(343,275)	(2,856,383)

NET INCOME	208,815	5,034,613

Dividend on preferred stock	—	(1,081,729)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$208,815	$3,952,884

NET INCOME PER SHARE
Basic	$0.01	$0.66
Diluted	$0.01	$0.46

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	38,506,160	6,026,888
Diluted	38,653,645	10,856,219

Non-GAAP Financial Measures

EBITDAX represents net income (loss) before interest expense, taxes, and depreciation, amortization and exploration expenses. Adjusted EBITDAX represents EBITDAX as further adjusted to reflect the items set forth in the table below, all of which will be required in determining our compliance with financial covenants under our Senior Credit Agreement and Second Lien Credit Agreement.

We have included EBITDAX and Adjusted EBITDAX in this release to provide investors with a supplemental measure of our operating performance and information about the calculation of some of the financial covenants that are contained in our credit agreements.  We believe EBITDAX is an important supplemental measure of operating performance because it eliminates items that have less bearing on our operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures. We also believe that securities analysts, investors and other interested parties frequently use EBITDAX in the evaluation of companies, many of which present EBITDAX when reporting their results. Adjusted EBITDAX is a material component of the covenants that are imposed on us by our Senior Credit Agreement and Second Lien Credit Agreement.  We are subject to financial covenant ratios that are calculated by reference to Adjusted EBITDAX. Non-compliance with the financial covenants contained in these credit agreements could result in a default, an acceleration in the repayment of amounts outstanding, and a termination of lending commitments.  Our management and external users of our financial statements, such as investors, commercial banks, research analysts and others, also use EBITDAX and Adjusted EBITDAX to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•      the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and

•	the feasibility of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDAX and Adjusted EBITDAX are not presentations made in accordance with generally accepted accounting principles, or GAAP. As discussed above, we believe that the presentation of EBITDAX and adjusted EBITDAX in this release is appropriate.  However, when evaluating our results, you should not consider EBITDAX and Adjusted EBITDAX in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as net income (loss).  EBITDAX and Adjusted EBITDAX have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations. Because other companies may calculate EBITDAX and Adjusted EBITDAX differently than we do, EBITDAX may not be, and Adjusted EBITDAX as presented in this release is not, comparable to similarly-titled measures reported by other companies.

The following table reconciles net income to EBITDAX and Adjusted EBITDAX for the periods presented:

	Three Months Ended
	March 31,
	2010	2009

Net income	$208,815	$5,034,613
Interest expense	5,357,276	4,379,069
Income tax expense	343,275	2,856,383
Depreciation and amortization	10,423,552	13,851,886
Exploration expense	495,837	729,978
EBITDAX	16,828,755	26,851,929

Unrealized (gain) on derivative instruments	(5,442,034)	(9,566,957)
Non-cash equity-based compensation charges	512,238	963,635
Amortization of deferred finance costs	728,103	301,111
Adjusted EBITDAX	12,627,062	18,549,718

Updated Guidance for Second Quarter 2010

The Company is providing the following updated guidance for the second calendar quarter of 2010.  Figures for lease operating expenses, production and ad valorem taxes, cash general and administrative expenses and DD&A are based on the midpoint of the production guidance range.

Second quarter 2010 production	30,000 – 34,000 mcfe per day

Lease operating expenses	$1.35 - $1.45 per mcfe

Production and ad valorem taxes	10% of actual prices

Cash G&A	$1.15 - $1.25 per mcfe

DD&A rate	$3.60 - $3.70 per mcfe

Teleconference Call

Crimson management will hold a conference call to discuss the information described in this press release on Wednesday, May 12, 2010 at 9:30 a.m. CDT.  Those interested in participating may do so by calling the following phone number: 1-888-364-3109, (International 719-325-2226) and entering the following participation code 9476311.  A replay of the call will be available from Wednesday, May 12, 2010 at 12:30 p.m. CDT through Wednesday, May 19, 2010 at 12:30 p.m. CDT by dialing toll free 888-203-1112, (International 719-457-0820) and asking for replay ID code 9476311.

Crimson Exploration is a Houston, TX-based independent energy company engaged in the acquisition, development, exploitation and production of crude oil and natural gas, primarily in the onshore Gulf Coast regions of the United States. At present, the Company owns and operates conventional properties in Texas, Louisiana, Colorado and Mississippi, approximately 12,000 net acres in the highly prospective Haynesville Shale, Mid-Bossier, and James Lime formations in San Augustine and Sabine counties in East Texas, a prospective Eagle Ford acreage position in South Texas and production and acreage in the Denver Julesburg Basin of Colorado.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”).  Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations.  All statements included in this press release that address activities, events or developments that

Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control.  Statements regarding future production, revenue and cash flow are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas.  These risks include, but are not limited to, commodity price changes, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes and the potential lack of capital resources.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.  Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2009 and our 424B4 prospectus, for a further discussion of these risks.

Contact:  Crimson Exploration Inc., Houston, TX
  E. Joseph Grady, 713-236-7400

Source:    Crimson Exploration Inc.